EXHIBIT 99.1
News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Reports Fourth Quarter and Full Year 2022 Financial Results

Key Q4 and Full Year 2022 Highlights
•Results continue to be consistent with expectations despite the economic uncertainty
•Revenue: Q4 $986M / FY $3,858M
•Adj. Revenue(1): Q4 $986M / FY $3,851M
•Pre-tax Income: Q4 $(365)M / FY $(127)M, impacted by a goodwill impairment charge of $358M
•Adj. EBITDA Margin(1): Q4 9.6% / FY 10.2%
•New business signings ACV(2): Q4 $194M / FY $732M
•Net ARR Activity Metric(2) (TTM): Q4 $114M

FLORHAM PARK, NJ, February 14, 2023 - Conduent (NASDAQ: CNDT), a global technology-led business process solutions company, today announced its fourth quarter and full year 2022 financial results.

Cliff Skelton, Conduent President and Chief Executive Officer stated, “Q4 and 2022 brought with it a mixture of both headwinds and tailwinds such as foreign exchange rates, inflation-induced volume degradation, and interest rate increases. Despite the economic uncertainty, revenue and EBITDA results were within our previously articulated expectations. Year-over-year Annual Contract Value sales were up considerably in both Q4 and full year, improving across all three segments, particularly in Q4 for our Government Healthcare business. We continued to make progress toward our mission to achieve year-over-year top line growth and expect to see two of our three businesses units grow in 2023.”

Skelton continued, “All in all, 2022 proved to be a year where we completed our foundational improvement work, received recognition for culture and diversity and measurably improved sales as we outrun the legacy losses from past performance.

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In 2023 we expect to transition to more normal retention rates and exit the year on a company-wide growth trajectory. Finally, we will elaborate further on the 3-year financial outcomes and the acceleration opportunities we will deploy along the way in our Investor Event in late March. Meanwhile, as always, thanks to our teammates for their hard work and our clients for their continued commitment and support.”

Key Financial Q4 & Full Year 2022 Results

($ in millions, except margin and per share data)	Q4 2022	Q4 2021	Current Quarter Y/Y B/(W)	FY 22	FY 21	FY Y/Y B/(W)
Revenue	$986	$1,048	(5.9)%	$3,858	$4,140	(6.8)%
Adjusted Revenue(1)	$986	$1,032	(4.5)%	$3,851	$4,070	(5.4)%
GAAP Net Income (Loss)	$(333)	$(40)	(733)%	$(182)	$(28)	(550)%
Adjusted EBITDA(1)	$95	$105	(9.5)%	$394	$448	(12.1)%
Adjusted EBITDA Margin (1)	9.6%	10.2%	(60) bps	10.2%	11.0%	(80) bps
GAAP Income (Loss) Before Income Tax	$(365)	$(54)	(576)%	$(127)	$(25)	(408)%
GAAP Diluted EPS	$(1.55)	$(0.20)	(675)%	$(0.89)	$(0.18)	(394)%
Adjusted Diluted EPS(1)	$0.01	$0.13	(92)%	$0.23	$0.67	(66)%
Cash Flow from Operating Activities	$51	$85	(40)%	$144	$243	(41)%
Adjusted Free Cash Flow(1)	$24	$37	(35)%	$6	$89	(93)%

Q4 and Full Year 2022 Performance Commentary
Conduent's total liquidity position is strong with over $1.1 billion in cash and available revolving credit facility capacity. Cash Flow from Operating Activities was $51 million and Adjusted Free Cash Flow was $24 million for the quarter.

Full year 2022 Revenue and Adjusted Revenue were in line with expectations, however, lower than the prior year period, primarily driven by significant, non-recurring stimulus payments volume in our Government Services business in the prior year, recessionary-related volume reductions in our Commercial business, as well as unfavorable foreign exchange impact, particularly from the Euro and British pound.

Q4 2022 New Business ACV of $194 million represented another strong quarter for this sales metric. New Business ACV for the full year 2022 was $732 million.

The Net ARR Activity Metric for Q4 2022 was strong at $114 million, up 64% versus Q3 2022.

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Additional Q4 and Full Year 2022 Performance Highlights
Conduent achieved several milestones in our technology-led solutions, operational excellence and culture, including:
•Launched a new digital hub that enables faster, easier and secure payments and disbursements in collaboration with BNY Mellon;
•Selected by two states for Conduent's modular, cloud-native Medicaid Suite of solutions;
•Enhanced solutions to help government agencies assist individuals with eligibility and enrollment through Conduent's BenePath suite;
•Implemented and updated electronic and contactless ticketing systems for several transit networks in both North America and Europe;
•Recognized for operational excellence by Toyota Financial Services with the Supplier Excellence Award and by General Motors with the Supplier of the Year Award, both for the second consecutive year;
•Conduent’s solutions received industry recognition from Gartner, Everest Group, Information Services Group (ISG), Nelson Hall, Brandon Hall and Government Technology magazine; and
•Recognized by Forbes, Newsweek, Comparably and the Human Rights Campaign Foundation related to our culture.

FY 2023 Outlook (4)

	FY 2022 Actuals	FY 2023 Outlook

Adj. Revenue(1)	$3,851M	$3,700M - $3,800M

Adj. EBITDA(1) / Adj. EBITDA Margin(1)	$394M / 10.2%	10.0% - 10.8%

Adj. Free Cash Flow(2) as % of Adj. EBITDA(1)	1.5% (3)	15% - 20% (3)

(1) Refer to Appendix for definition and complete non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS and Adjusted Free Cash Flow.
(2) Refer to Appendix for definition.

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(3) Normalized for the impact of payment of deferred payroll taxes primarily related to the CARES Act of $27M in 2022, Adjusted Free Cash Flow as a percentage of Adjusted EBITDA is approximately 8% in 2022. Adjusted Free Cash Flow for 2023 includes an outstanding US Federal tax refund of $29M expected to be received in 2023.
(4) Refer to Appendix for additional information regarding Non-GAAP Outlook.

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Conference Call
Management will present the results during a conference call and webcast on February 14, 2023 at 5:00 p.m. ET.

The call will be available by live audio webcast along with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-407-4019 toll-free. If requested, the conference ID for this call is 13734821.

The international dial-in is 1-201-689-8337. The international conference ID is also 13734821.
A recording of the conference call will be available by calling 1-877-660-6853 three hours after the conference call concludes. The replay ID is 13734821.

The telephone recording will be available until February 28, 2023.

About Conduent
Conduent delivers technology-led business process solutions for businesses and governments globally – creating exceptional outcomes for its clients and the millions of people who count on them. Through a dedicated global team of approximately 60,000 associates, process expertise, and advanced technologies, Conduent’s solutions and services digitally transform its clients’ operations to enhance customer experiences, improve performance, increase efficiencies, and reduce costs. 80 percent of Fortune 100 companies and more than 600 government entities count on Conduent as a strategic partner. Conduent adds momentum to its clients’ missions in many ways including delivering 43 percent of nutrition assistance payments in the U.S., enabling 1.3 billion customer service interactions annually, empowering more than 11 million employees through HR services every year, or processing nearly 12 million tolling transactions every day. Learn more at www.conduent.com.

EXHIBIT 99.1
Non-GAAP Financial Measures
We have reported our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported U.S. GAAP measures.

EXHIBIT 99.1
Forward-Looking Statements

This release and any attachments to this release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," "if,” “growing,” “projected,” “potential,” “likely,” "see", "ahead", and similar expressions, as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; general market and economic conditions; our long-term game plan; our belief that our team of talented associates and technology-led solutions strongly position us as the partner that can help our clients through these uncertain times; our continued focus on incremental improvement in our sales, operations, technology performance and capabilities to drive sustained success; and our projected financial performance for the full year 2023, including all statements made under the section captioned “FY 2023 Outlook” within this release. In addition, all statements regarding the anticipated effects of the COVID-19 pandemic and the responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, customers, and markets, results of operations and financial condition, as well as other statements that are not strictly historical in nature, are forward looking. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied herein as anticipated, believed, estimated, expected or intended or using other similar expressions.

In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make. Our actual results may vary materially from those expressed or implied in our forward-looking statements. These forward-looking statements are also subject to the continuing impact of the COVID-19 pandemic on our business, operations, financial results and financial condition, which is dependent on developments which are uncertain and cannot be predicted.

Important factors and uncertainties that could cause actual results to differ materially from those in our forward-looking statements include, but are not limited to: government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our reliance on third-party providers; risk and impact of geopolitical events and increasing geopolitical tensions (such as the war in the Ukraine), macroeconomic conditons, natural disasters and other factors (such as pandemics, including coronavirus) in a particular country or region on our

EXHIBIT 99.1
workforce, customers and vendors; conditions abroad, including local economics, political environments, fluctuating foreign currencies and shifting regulatory schemes; relying on third party providers; our ability to deliver on our contractual obligations properly and on time; changes in interest in outsourced business process services; claims of infringement of third-party intellectual property rights; our ability to estimate the scope of work or the costs of performance in our contracts; the loss of key senior management and our ability to attract and retain necessary technical personnel and qualified subcontractors; our failure to develop new service offerings and protect our intellectual property rights; our ability to modernize our information technology infrastructure and consolidate data centers; the continuing effects of the COVID-19 pandemic on our business, operations, financial results and financial condition, which is dependent on developments which are uncertain and cannot be predicted; the failure to comply with laws relating to individually identifiable information and personal health information; the failure to comply with laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to comply with data security standards; developments in various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being involved in a variety of claims, lawsuits, investigations and proceedings; changes in tax and other laws and regulations; risk and impact of potential goodwill and other asset impairments; our significant indebtedness and the terms of such indebtedness; our failure to obtain or maintain a satisfactory credit rating and financial performance; our ability to receive dividends or other payments from our subsidiaries; our ability to obtain adequate pricing for our services and to improve our cost structure; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from or failure of significant clients; fluctuations in our non-recurring revenue; increases in the cost of voice and data services or significant interruptions in such services; changes in government regulation and economic, strategic, political and social conditions; volatility of our stock price and the risk of litigation following a decline in the price of our stock; economic factors such as inflation, the level of economic activity and labor market conditions, as well as rising interest rates; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2022 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise except as required by law.

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# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Giles Goodburn, Conduent, +1-203-216-3546, ir@conduent.com

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2022	2021	2022	2021
Revenue	$986	$1,048	$3,858	$4,140

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	782	803	3,018	3,138
Selling, general and administrative (excluding depreciation and amortization)	108	162	440	544
Research and development (excluding depreciation and amortization)	2	1	7	4
Depreciation and amortization	62	87	230	352
Restructuring and related costs	15	14	39	45
Interest expense	25	17	84	55
Loss on extinguishment of debt	—	13	—	15
Goodwill impairment	358	—	358	—
(Gain) loss on divestitures and transaction costs, net	1	2	(158)	3
Litigation settlements (recoveries), net	(1)	1	(32)	3
Other (income) expenses, net	(1)	2	(1)	6
Total Operating Costs and Expenses	1,351	1,102	3,985	4,165

Income (Loss) Before Income Taxes	(365)	(54)	(127)	(25)

Income tax expense (benefit)	(32)	(14)	55	3
Net Income (Loss)	$(333)	$(40)	$(182)	$(28)

Net Income (Loss) per Share:
Basic	$(1.55)	$(0.20)	$(0.89)	$(0.18)
Diluted	$(1.55)	$(0.20)	$(0.89)	$(0.18)

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CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2022	2021	2022	2021
Net Income (Loss)	$(333)	$(40)	$(182)	$(28)
Other Comprehensive Income (Loss), Net(1)
Currency translation adjustments, net	41	(8)	(41)	(31)
Unrecognized gains (losses), net	1	—	(1)	(1)
Changes in benefit plans, net	5	2	5	1
Other Comprehensive Income (Loss), Net	47	(6)	(37)	(31)

Comprehensive Income (Loss), Net	$(286)	$(46)	$(219)	$(59)
__________
(1)All amounts are net of tax. Tax effects were immaterial.

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$582	$415
Accounts receivable, net	630	699
Assets held for sale	—	184
Contract assets	171	154
Other current assets	242	228
Total current assets	1,625	1,680
Land, buildings and equipment, net	266	281
Operating lease right-of-use assets	197	231
Intangible assets, net	39	52
Goodwill	955	1,339
Other long-term assets	489	453
Total Assets	$3,571	$4,036
Liabilities and Equity
Current portion of long-term debt	$35	$30
Accounts payable	228	198
Accrued compensation and benefits costs	197	243
Unearned income	81	82
Liabilities held for sale	—	29
Other current liabilities	382	443
Total current liabilities	923	1,025
Long-term debt	1,277	1,383
Deferred taxes	83	75
Operating lease liabilities	160	184
Other long-term liabilities	69	95
Total Liabilities	2,512	2,762

Series A convertible preferred stock	142	142

Common stock	2	2
Additional paid-in capital	3,924	3,910
Retained earnings (deficit)	(2,543)	(2,351)
Accumulated other comprehensive loss	(466)	(429)
Total Equity	917	1,132
Total Liabilities and Equity	$3,571	$4,036

Shares of common stock issued and outstanding	218,348	215,381
Shares of series A convertible preferred stock issued and outstanding	120	120

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2022	2021	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$(333)	$(40)	$(182)	$(28)
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	62	87	230	352
Contract inducement amortization	1	—	3	1
Goodwill impairment	358	—	358	—
Write-off of implementation costs	—	28	—	28
Deferred income taxes	(34)	(14)	9	(21)
(Gain) loss from investments	—	—	—	5
Amortization of debt financing costs	1	1	4	6
Loss on extinguishment of debt	—	13	—	15
(Gain) loss on divestitures and sales of fixed assets, net	1	—	(165)	1
Stock-based compensation	6	7	21	21
Allowance for credit losses	—	2	—	1
Changes in operating assets and liabilities	(11)	1	(134)	(138)
Net cash provided by (used in) operating activities	51	85	144	243
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(30)	(28)	(92)	(80)
Cost of additions to internal use software	(13)	(18)	(61)	(67)
Proceeds from divestitures	—	1	326	5
Net cash provided by (used in) investing activities	(43)	(45)	173	(142)
Cash Flows from Financing Activities:
Proceeds from revolving credit facility	—	100	—	100
Payments on revolving credit facility	—	—	(100)	—
Proceeds from the issuance of debt, net	13	1,299	13	1,299
Payments on debt	(9)	(1,398)	(33)	(1,500)
Debt issuance costs	—	(9)	—	(9)
Premium on debt redemption	—	—	—	(2)
Taxes paid for settlement of stock-based compensation	—	(9)	(1)	(10)
Dividends paid on preferred stock	(3)	(3)	(10)	(10)
Net cash provided by (used in) financing activities	1	(20)	(131)	(132)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2	—	(8)	(7)
Increase (decrease) in cash, cash equivalents and restricted cash	11	20	178	(38)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	587	400	420	458
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$598	$420	$598	$420
 ___________
(1)Includes $16 million and $5 million restricted cash as of December 31, 2022 and 2021, respectively, that were included in Other current assets on their respective Condensed Consolidated Balance Sheets.

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Appendix

Definitions

Net ARR Activity Metric (TTM)

Projected Annual Recurring Revenue for contracts signed in the prior 12 months, less the annualized impact of any client losses, contractual volume and price changes, and other known impacts for which the company was notified in that same time period, which could positively or negatively impact results. The metric annualizes the net impact to revenue. Timing of revenue impact varies and may not be realized within the forward 12-month timeframe. The metric is for indicative purposes only. This metric excludes COVID-related volume impacts and non-recurring revenue signings. This metric is not indicative of any specific 12 month timeframe.

New Business Annual Contract Value (ACV): (New Business TCV / contract term) multiplied by 12.

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures.

A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate

We make adjustments to Net Income (Loss) before Income Taxes for the following items, as applicable, to the particular financial measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate:

•Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.

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•Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.
•Goodwill impairment. This represents goodwill impairment charges related to the lower than expected new customer contract signings and an unexpected softening of the future business pipeline for certain solutions in our Commercial segment.
•(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.
•Litigation settlements (recoveries), net represents settlements or recoveries for various matters subject to litigation.
•Other charges (credits). This includes Other (income) expenses, net on the Condensed Consolidated Statements of Income (loss) and other insignificant (income) expense associated with providing transition services on the California Medicaid contract loss and other adjustments.
•Abandonment of Cloud Computing Project. This includes charges in connection with the abandonment of a cloud computing project. The costs include writing off previously capitalized costs and accruing remaining hosting fees that continue to be incurred without any economic benefit.
•Divestitures.

The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin for the following items, as applicable, for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin:

•Amortization of acquired intangible assets.
•Restructuring and related costs.
•Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs.
•Litigation settlements (recoveries), net.
•Other charges (credits).
•Abandonment of Cloud Computing Project.
•Divestitures.

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA Margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable.

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•Restructuring and related costs.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs.
•Litigation settlements (recoveries), net.
•Abandonment of Cloud Computing Project.
•Other charges (credits).
•Divestitures.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner.

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is defined as Free Cash Flow from above plus adjustments for litigation insurance recoveries, transaction costs, taxes paid on gains from divestitures and litigation recoveries, proceeds from failed sale-leaseback transactions and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities and for performance based components of employee compensation; by excluding these items, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs.

Revenue at Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate.

EXHIBIT 99.1
Non-GAAP Outlook

In providing the Full Year 2023 outlook for Adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable U.S. GAAP financial measure. A description of the adjustments which historically have been applicable in determining Adjusted EBITDA are reflected in the table below. In addition, for "Full Year 2022 Actuals" we are excluding the impacts of $7 million of Revenue and $2 million of Adjusted EBITDA related to the divestiture of the Midas business. We are providing such outlook only on a non-GAAP basis because the Company is unable without unreasonable efforts to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided Full Year 2023 outlook for Adjusted revenue only on a non-GAAP basis using foreign currency translation rates at current period end due to the inability to, without unreasonable efforts, accurately predict foreign currency impact on revenues. Full Year 2023 Outlook for Adjusted Free Cash Flow is provided as a factor of expected Adjusted EBITDA, and such outlook is only available on a non-GAAP basis for the reasons described above. For the same reason, we are unable to provide a GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments.

EXHIBIT 99.1
Non-GAAP Reconciliations: Revenue at Constant Currency, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA were as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2022	2021	2022	2021
ADJUSTED REVENUE
Revenue	$986	$1,048	$3,858	$4,140
Adjustment:
Divestitures(1)	—	(16)	(7)	(70)
Adjusted Revenue	986	1,032	3,851	4,070
Foreign currency impact	9	3	39	(17)
Revenue at Constant Currency	$995	$1,035	$3,890	$4,053

ADJUSTED NET INCOME (LOSS)
Net Income (Loss)	$(333)	$(40)	$(182)	$(28)
Adjustments:
Amortization of acquired intangible assets(2)	2	32	13	135
Restructuring and related costs	15	14	39	45
Goodwill impairment	358	—	358	—
Loss on extinguishment of debt	—	13	—	15
(Gain) loss on divestitures and transaction costs, net	1	2	(158)	3
Litigation settlements (recoveries), net	(1)	1	(32)	3
Abandonment of Cloud Computing Project	—	32	—	32
Other charges (credits)	(1)	2	(1)	6
Total Non-GAAP Adjustments	374	96	219	239
Income tax adjustments(3)	(36)	(25)	24	(54)
Adjusted Net Income (Loss)	$5	$31	$61	$157

ADJUSTED EFFECTIVE TAX
Income (Loss) Before Income Taxes	$(365)	$(54)	$(127)	$(25)
Adjustments:
Total Non-GAAP Adjustments	374	96	219	239
Adjusted PBT Before Adjustment for Divestitures	9	42	92	214
Divestitures(1)	—	(5)	(2)	(32)
Adjusted PBT	$9	$37	$90	$182

Income tax expense (benefit)	$(32)	$(14)	$55	$3
Income tax adjustments(3)	36	25	(24)	54
Adjusted Income Tax Expense (Benefit)	4	11	31	57
Adjusted Net Income (Loss) Before Adjustment for Divestitures	5	31	61	157
Divestitures(1)	—	(5)	(2)	(32)
Adjusted Net Income (Loss)	$5	$26	$59	$125

EXHIBIT 99.1

CONTINUED	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2022	2021	2022	2021
ADJUSTED OPERATING INCOME (LOSS)
Income (Loss) Before Income Taxes	$(365)	$(54)	$(127)	$(25)
Adjustments:
Total non-GAAP adjustments	374	96	219	239
Interest expense	25	17	84	55
Adjusted Operating Income (Loss) Before Adjustment for Divestitures	34	59	176	269
Divestitures(1)	—	(5)	(2)	(32)
Adjusted Operating Income (Loss)	$34	$54	$174	$237

ADJUSTED EBITDA
Net Income (Loss)	$(333)	$(40)	$(182)	$(28)
Income tax expense (benefit)	(32)	(14)	55	3
Depreciation and amortization	62	87	230	352
Contract inducement amortization	1	—	3	1
Interest expense	25	17	84	55
EBITDA Before Adjustment for Divestitures	(277)	50	190	383
Divestitures(1)	—	(5)	(2)	(32)
Divestitures depreciation and amortization(1)	—	(4)	—	(7)
EBITDA	(277)	41	188	344
Adjustments:
Restructuring and related costs	15	14	39	45
Goodwill impairment	358	—	358	—
(Gain) loss on divestitures and transaction costs, net	1	2	(158)	3
Litigation settlements (recoveries), net	(1)	1	(32)	3
Loss on extinguishment of debt	—	13	—	15
Abandonment of Cloud Computing Project	—	32	—	32
Other charges (credits)	(1)	2	(1)	6
Adjusted EBITDA	$95	$105	$394	$448
 ___________

(1)Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.
(2)Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).
(3)The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the adjustments listed.

EXHIBIT 99.1
Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax Rate, Adjusted Operating Margin and Adjusted EBITDA Margin were as follows:

	Three Months Ended December 31,		Year Ended December 31,
(Amounts are in whole dollars, shares are in thousands and margins and rates are in %)	2022	2021	2022	2021
ADJUSTED DILUTED EPS(1)
Weighted Average Common Shares Outstanding	216,500	213,410	215,886	212,719
Adjustments:
Restricted stock and performance units / shares	4,296	7,212	3,612	7,152
Adjusted Weighted Average Common Shares Outstanding	220,796	220,622	219,498	219,871

Diluted EPS from Continuing Operations	$(1.55)	$(0.20)	$(0.89)	$(0.18)
Adjustments:
Total non-GAAP adjustments	1.72	0.44	1.01	1.10
Income tax adjustments(2)	(0.16)	(0.11)	0.11	(0.25)
Adjusted Diluted EPS	$0.01	$0.13	$0.23	$0.67

ADJUSTED EFFECTIVE TAX RATE
Effective tax rate	8.7%	26.6%	(43.9)%	(9.7)%
Adjustments:
Total non-GAAP adjustments	39.9%	(1.2)%	78.2%	36.3%
Adjusted Effective Tax Rate(2)	48.6%	25.4%	34.3%	26.6%

ADJUSTED OPERATING MARGIN
Income (Loss) Before Income Taxes Margin	(37.0)%	(5.2)%	(3.3)%	(0.6)%
Adjustments:
Total non-GAAP adjustments	37.9%	9.2%	5.7%	5.8%
Interest expense	2.5%	1.6%	2.2%	1.3%
Margin for Adjusted Operating Income Before Adjustment for Divestitures	3.4%	5.6%	4.6%	6.5%
Divestitures(3)	—%	(0.4)%	(0.1)%	(0.7)%
Margin for Adjusted Operating Income	3.4%	5.2%	4.5%	5.8%

ADJUSTED EBITDA MARGIN
EBITDA Margin Before Adjustment for Divestitures	(28.1)%	4.8%	4.9%	9.3%
Adjustments:
Divestitures(3)	—%	(0.8)%	—%	(0.8)%
EBITDA Margin	(28.1)%	4.0%	4.9%	8.5%
Total non-GAAP adjustments	37.7%	6.1%	5.4%	2.5%
Divestitures(3)	—%	0.8%	—%	0.8%
Adjusted EBITDA Margin Before Adjustment for Divestitures	9.6%	10.9%	10.3%	11.8%
Divestitures(3)	—%	(0.7)%	(0.1)%	(0.8)%
Adjusted EBITDA Margin	9.6%	10.2%	10.2%	11.0%
__________
(1)Average shares for the 2022 and 2021 calculation of adjusted EPS excludes 5.4 million shares associated with our Series A convertible preferred stock and includes the impact of preferred stock dividend of approximately $3.0 million and $10 million for the three months and years ended December 31, 2022 and 2021, respectively.
(2)The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the Total Non-GAAP adjustments.
(3)Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.

EXHIBIT 99.1
Free Cash Flow and Adjusted Free Cash Flow Reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2022	2021	2022	2021
Operating Cash Flow	$51	$85	$144	$243
Cost of additions to land, buildings and equipment	(30)	(28)	(92)	(80)
Cost of additions to internal use software	(13)	(18)	(61)	(67)
Free Cash Flow	$8	$39	$(9)	$96
Free Cash Flow	$8	$39	$(9)	$96
Transaction costs	2	—	8	2
Vendor finance lease payments	(3)	(2)	(10)	(9)
Portion of Texas litigation settlement (recoveries) recognized in Litigation settlements (recoveries), net	—	—	(24)	—
Proceeds from failed sale-leaseback transactions	13	—	13	—
Tax payment related to divestitures and litigation recoveries	4	—	28	—
Adjusted Free Cash Flow	$24	$37	$6	$89